EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act, as amended (the “Exchange Act”) and Title 18, Chapter 63, Section 1350 of the United Stated Code (18 U.S.C. §1350), in connection with the Quarterly Report of Symyx Technologies, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”),  Isy Goldwasser, Chief Executive Officer of the Company and Rex S. Jackson, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

By: /s/ Isy Goldwasser	By: /s/ Rex S. Jackson
Isy Goldwasser	Rex S. Jackson
Chief Executive Officer	Executive Vice President,
Chief Financial Officer
May 12, 2008	May 12, 2008